Exhibit 10.2

FORM OF

AWARD AGREEMENT AMENDMENT

February 19, 2013

[Executive]

[Address]

[City, State, zip]

Dear [Executive],

I am pleased to inform you that the Compensation Committee of NetSpend Holdings, Inc. (the “Company”) has favorably amended certain stock option and restricted stock awards (as set forth below) granted to you under the Amended and Restated NetSpend Holdings, Inc. 2004 Stock Option Plan (the “Plan”). This amendment generally provides that any unvested portion of the stock options and restricted stock awards to which this amendment applies will vest in full if your employment with the Company is terminated by the Company without Cause or if you terminate your employment for Good Reason (as defined in your employment agreement, or in the applicable award agreement if you are not a party to an employment agreement) in either case within the thirty-day period prior to a Change in Control, if it is reasonably demonstrated that such termination was at the request of a third party that has taken steps to effect a Change in Control or otherwise arose in connection with or anticipation of a Change in Control, it being agreed that termination of your employment pursuant to section 6.6(g) of the Agreement and Plan of Merger to be entered into among Total System Services, Inc, a Georgia corporation, General Merger Sub, Inc., a Delaware corporation and the Company shall result in such vesting without any required demonstration.

To effect this amendment, the applicable award agreement shall be amended as set forth below. If there is any conflict between the applicable award agreement or the Plan and the amended provisions as set forth herein, the amended provisions shall govern.

Amendment of Stock Options

The amendment set forth below shall apply to those stock option grants (each an “Option”) set forth on Schedule A attached hereto. The section of each Notice of Grant entitled “Vesting Schedule” or “Time Vesting Portion of the Option”, as applicable, shall be amended by:

1.                                      Adding a new sentence as the fourth sentence of the section entitled “Vesting Schedule” or “Time Vesting Portion of the Option”, as applicable, as follows:

In addition, if your employment with the Company is terminated by the Company or an Affiliates for any reason other than Cause or Disability, or you terminate your employment for “Good Reason” (as such term is defined in any employment or like agreement between you and the Company and if you are not a party to an employment agreement, “Good Reason” shall have the meaning as set forth in your Restricted Stock Agreement dated February 9, 2012), in either event within the thirty-day period prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then 100% of the Option shall be vested immediately upon such termination, it being agreed that termination of your employment pursuant to section 6.6(g) of the Agreement and Plan of Merger to be entered into among Total System Services, Inc, a Georgia corporation, General Merger Sub, Inc., a Delaware corporation and the Company shall result in such vesting without any required demonstration.

2.                                      Replacing the words “the preceding sentence” with the words “the preceding two sentences” in the last sentence of the “Vesting Schedule” section.

Amendment of Restricted Stock

The amendment set forth below shall apply to those restricted stock grants (each an “Award”) set forth on Schedule B attached hereto. Section 3(c) of each Award shall be amended by:

1.                                      Adding a new sentence as the third sentence of Section 3(c), as follows:

In addition, if the Participant’s employment with the Company is terminated by the Company or any of its Affiliates for any reason other than Cause or if the Participant terminates his or her employment with the Company or any such Affiliate for “Good Reason” (as such term is defined in any employment or like agreement between participant and the Company or, if there is no such agreement, as defined below), in either event within the thirty-day period prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then 100% of the Shares shall vest immediately upon such termination, it being agreed that termination of your employment pursuant to section 6.6(g) of the Agreement and Plan of Merger to be entered into among Total System Services, Inc, a Georgia corporation, General Merger Sub, Inc., a Delaware corporation and the Company shall result in such vesting without any required demonstration.

Except as modified above, all terms and conditions of the Plan and your Options and Awards shall remain in full force and effect.

Sincerely yours,

Dan Henry

Schedule A

Schedule B